EX-99.m.1.a

Schedule I to the Distribution and Service Plan
Funds	Commencement Date	Fee Rate
EGShares GEMS Composite ETF	April 17, 2009	0.25%
EGShares Basic Materials GEMS ETF	April 17, 2009	0.25%
EGShares Emerging Markets Metals & Mining ETF	April 17, 2009	0.25%
EGShares Consumer Goods GEMS ETF	April 17, 2009	0.25%
EGShares Consumer Services GEMS ETF	April 17, 2009	0.25%
EGShares Emerging Markets Consumer ETF	March 2, 2010	0.25%
EGShares Energy GEMS ETF	April 17, 2009	0.25%
EGShares Financials GEMS ETF	April 17, 2009	0.25%
EGShares Health Care GEMS ETF	April 17, 2009	0.25%
EGShares Industrials GEMS ETF	April 17, 2009	0.25%
EGShares Technology GEMS ETF	April 17, 2009	0.25%
EGShares Telecom GEMS ETF	April 17, 2009	0.25%
EGShares Utilities GEMS ETF	April 17, 2009	0.25%
EGShares India Infrastructure ETF	November 12, 2009	0.25%
EGShares China Infrastructure ETF	November 12, 2009	0.25%
EGShares Brazil Infrastructure ETF	November 12, 2009	0.25%
EGShares India Small Cap ETF	November 12, 2009	0.25%
EGShares China Mid Cap ETF	November 12, 2009	0.25%
EGShares Brazil Mid Cap ETF	November 12, 2009	0.25%
Emerging Global Shares INDXX Russia Small Cap Index Fund	February 24, 2011	0.25%
Emerging Global Shares INDXX Thailand Small Cap Index Fund	February 24, 2011	0.25%
Emerging Global Shares INDXX Malaysia Small Cap Index Fund	February 24, 2011	0.25%
EGShares South Africa Small Cap ETF	February 24, 2011	0.25%
EGShares Turkey Small Cap ETF	February 24, 2011	0.25%
EGShares India Consumer ETF	February 24, 2011	0.25%
EGShares India Financials ETF	February 24, 2011	0.25%
EGShares India Health Care ETF	February 24, 2011	0.25%
EGShares India Energy ETF	February 24, 2011	0.25%
EGShares India Basic Materials ETF	February 24, 2011	0.25%
EGShares India Utilities ETF	February 24, 2011	0.25%
EGShares India Technology ETF	February 24, 2011	0.25%
EGShares India Industrials ETF	February 24, 2011	0.25%
EGShares India Telecom ETF	February 24, 2011	0.25%
Emerging Global Shares INDXX Mexico Small/Mid Cap Index Fund	February 24, 2011	0.25%
Emerging Global Shares INDXX Indonesia Small Cap Index Fund	February 24, 2011	0.25%
EGShares Emerging Markets Food and Agriculture ETF	February 24, 2011	0.25%
EGShares Low Volatility Emerging Markets Dividend ETF	February 24, 2011	0.25%

EGShares Low Volatility India Dividend ETF	February 24, 2011	0.25%
EGShares Low Volatility Brazil Dividend ETF	February 24, 2011	0.25%
EGShares Low Volatility China Dividend ETF	February 24, 2011	0.25%
Emerging Global Shares INDXX Emerging Markets REIT Index Fund	February 24, 2011	0.25%
Emerging Global Shares Nasdaq/OMX 100 China Index Fund	February 24, 2011	0.25%
EGShares Beyond BRICS ETF		0.25%
EGShares Beyond BRICs Emerging Asia Consumer ETF		0.25%
EGShares Beyond BRICs Emerging Asia Infrastructure ETF		0.25%
EGShares Beyond BRICs Emerging Asia Small Cap ETF		0.25%
EGShares Emerging Markets Balanced Income ETF		0.25%
EGShares Emerging Markets Consumer Small Cap ETF		0.25%
EGShares Emerging Markets Domestic Demand ETF		0.25%
EGShares Emerging Markets Real Estate ETF		0.25%
EGShares India Consumer Goods ETF		0.25%
EGShares India Consumer Services ETF		0.25%

IN WITNESS WHEREOF, the parties hereto have caused this Schedule I to be amended and restated effective as of the 23rd day of February, 2012.

ALPS Distributors, Inc.	EGA Emerging Global Shares Trust, on behalf of the Funds listed on this Appendix A
By: ________________________________ Name: Thomas A. Carter	By: ________________________________ Name: Robert C. Holderith
Title: President	Title: President